Exhibit 99.10

CONSENT BY INTERNET - www.proxyvote.com Use the Internet to transmit your consent and to access the consent solicitation materials before the earlier of (1) [•] (Eastern Time) on [•], 2019 and (2) the receipt by Viacom of written consents representing a majority of the issued and outstanding shares of Viacom Class A common stock. Have this consent card in VIACOM INC. hand when you access the web site and follow the instructions to obtain your records and to create an electronic consent form. 1515 BROADWAY NEW YORK, NY 10036 CONSENT BY MAIL Mark, sign and date this consent card and mail it to Viacom Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO CONSENT, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E86185-Y91556-Z75769 KEEP THIS PORTION FOR YOUR RECORDS THIS CONSENT CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY VIACOM INC. The Viacom board of directors recommends that you deliver a written consent “FOR” each proposal set forth below. The undersigned acknowledges receipt of the joint consent solicitation statement/prospectus, which is part of the registration statement on FOR WITHHOLD ABSTAIN Form S-4 (No. 333-[TBD]) of CBS Corporation, a Delaware corporation (“CBS”), and which more fully describes the proposals below. CONSENT 1. The adoption of the Agreement and Plan of Merger, dated as of August 13, 2019, by and between CBS and Viacom, as the same may be amended or supplemented from time to time, and the approval of the merger of Viacom with and into CBS pursuant to such agreement. 2. The adoption of the following resolution, on a non-binding, advisory basis: “RESOLVED, that the stockholders of Viacom approve, on an advisory (non-binding) basis, certain compensation that will or may be payable to certain of the Viacom named executive officers in connection with the merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the Viacom 402(t) table and the related narrative disclosures.” If held in joint tenancy, all persons must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give full title as such. If shares are held by a corporation, please sign the full corporate name by president or other authorized officer. If shares are held by a partnership or other entity, please sign the full partnership or other entity name by authorized person. Please sign, date and promptly return this written consent to Viacom by mailing this written consent to Viacom Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

The Joint Consent Solicitation Statement/Prospectus is enclosed. E85996-Y92665 FORM OF WRITTEN CONSENT FOR HOLDERS OF CBS CORPORATION CLASS A COMMON STOCK This written consent is solicited by the Board of Directors of CBS CORPORATION, a Delaware corporation (“CBS”) Please mark your elections on the reverse side, sign and return this written consent before the earlier of (1) [•] (Eastern Time) on [•], 2019 and (2) the receipt by CBS of written consents representing a majority of the issued and outstanding shares of CBS Class A common stock. Any written consent signed and returned without indicating a decision on any of the proposals set forth on the reverse side will be deemed to have elected “FOR” such proposal in accordance with the recommendation of the CBS board of directors. Any written consent not returned will have the same effect as a consent returned that elects to “WITHHOLD CONSENT” on each of the proposals described on the reverse side. Your written consent may be revoked or changed by mailing a notice of revocation or a new written consent with a later date to CBS Corporation, c/o Broadridge, P.O. Box 9111, Farmingdale, NY 11735-9543 or by submitting a new written consent with a later date online by visiting proxyvote.com and following the instructions described therein, in each case, that is received before the earlier of (1) [•], 2019 and (2) the receipt by CBS of written consents representing a majority of the issued and outstanding shares of CBS Class A common stock. Consent/revocation instructions for shares of CBS Class A common stock held in the CBS 401(k) plan may be submitted through the same methods described above for tabulation by the plan’s trustee (who delivers or withholds consents or abstains or revokes consents on behalf of plan participants) of timely submitted consents/revocations.The undersigned, being a holder of record as of the close of business on [•], 2019 (the “Record Date”) of Class A common stock, par value $0.001 per share, of CBS, hereby delivers a written consent electing “FOR” or to “WITHHOLD CONSENT” or “ABSTAIN,” as indicated on each of the proposals set forth on the reverse side, without a meeting pursuant to Section 228 of the General Corporation Law of the State of Delaware and the governing documents of CBS, with respect to all of the shares of CBS Class A common stock that the undersigned holds of record as of the Record Date. To be signed on reverse side